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                                                                   EXHIBIT 23(e)

                         CONSENT OF PIPER JAFFRAY INC.

    We hereby consent to the use of our name in the Joint Proxy
Statement/Prospectus of Buffets, Inc. and HomeTown Buffet, Inc., forming part of the Registration Statement on Form S-4 of Buffets, Inc. and to the inclusion of our opinion as Exhibit B to such Joint Proxy Statement/Prospectus.

    In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

PIPER JAFFRAY INC.

Minneapolis, Minnesota
August 9, 1996